Exhibit 10.9

GEBE Environmental Technology Limited

2025 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” shall refer to the Board or the Committee, as applicable. The Administrator may delegate its duties and powers under this Plan in whole or in part to a person or a board committee designated by it in accordance with Applicable Laws and the M&A.

(b) “Affiliate” means (i) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (ii) in the case of an individual, shall include his/her parents, spouse, children (and their spouses, if any), siblings (and their spouses, if any), and other immediate family members, or any Person Controlled by any of the aforesaid individuals.

(c) “Applicable Laws” means (i) the laws of the British Virgin Islands and the M&A of the Company then effective; and (ii) the legal requirements relating to the Plan and the Awards under applicable laws, regulations, rules, federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, the U.S. Code, and the laws, regulations, orders or rules of any jurisdiction applicable to the Awards granted to residents therein or the Grantees receiving such Awards, including but not limited to the applicable laws of Singapore.

(d) “Award” means, individually or collectively, the grant of an Option, SAR, Dividend Equivalent Right, Restricted Share, Restricted Share Unit or other right or benefit under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the board of directors of the Company.

(g) “Cause” means, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity (economical or reputational), (ii) commitment in an act of theft, embezzlement, dishonesty, fraud, or a breach of trust, (iii) breach of a fiduciary duty, or commission of a crime (other than minor traffic violations or similar offenses), (iv) material violation of any Applicable Laws or securities laws, (v) any intentional act in a manner detrimental to the reputation, business operation, assets, or market image of the Company or any Related Entity, (vi) negligence in performing, or refusal to perform, any major duties to the Company or a Related Entity, or material violation of any code of conduct, rules, regulations, or policies of the Company or a Related Entity, or (vii) any intentional misconduct or any breach of any labor contract (employment agreement), non-disclosure obligation, non-competition obligation, non-solicitation obligation or other agreement between the Grantee and the Company or a Related Entity.

(h) “Committee” shall mean a compensation committee of the Board or another board committee designated by the Board to administer this Plan.

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(i) “Company” means GEBE Environmental Technology Limited, a business company incorporated under the laws of the British Virgin Islands or any successor thereto.

(j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as an Employee or Director) who provides bona fide services to the Company, its Parent, or any Subsidiary as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the U.S. Securities Act of 1933.

(k) “Continuous Service” means that the provision of services to the Company, its Parent, or any Subsidiary in any capacity of an Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company, its Parent, or any Subsidiary notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Parent or Subsidiary. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, its Parent, any Subsidiary, or any successor thereto, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company, its Parent, or any Subsidiary in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement); provided that, in case any approved leave of absence is of a period longer than thirty (30) days or a longer period set forth under the Award Agreement (the “Long Leave”), the Administrator may at its sole discretion determine that the vesting schedule with respect to the Award granted to such Employee, Director or Consultant shall suspend during such Long Leave and resume upon the termination of the Long Leave, and shall be extended by the length of the suspension. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. In the event of any dispute over whether and when Continuous Service has terminated, the Administrator shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

(l) “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.

(m) “Director” means a member of the Board or the board of directors of any Parent or Subsidiary.

(n) “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(o) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Ordinary Shares.

(p) “Effective Date” shall have the meaning set forth in Section 11.

(q) “Employee” means any person, including a Director, who is in the employment of the Company, its Parent, or any Subsidiary, subject to the control and direction of the Company, its Parent, or any Subsidiary as to both the work to be performed and the manner and method of performance. The payment of a Director’s fee to a Director or consulting fee to a Consultant by the Company, its Parent, or any Subsidiary shall not be sufficient to constitute “employment” by the Company, Parent, or Subsidiary.

(r) “Fiscal Year” means the fiscal year of the Company.

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(s) “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator; provided, however,

(i) If the Shares of the Company are listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sale price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator;

(ii) If the Shares of the Company are regularly quoted by a recognized securities dealer but selling prices are not reported, or if the Shares are quoted on the Over-the-Counter (OTC) market, be that the OTCQB, OTCBB or Pink Sheets, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on the day of determination, as reported in The Wall Street Journal, the OTC, or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator; or

(iii) If the Shares are not readily tradable on an established securities market, the Fair Market Value will be determined in good faith by the Administrator.

(t) “Grantee” means an Employee, Director, or Consultant who receives an Award under the Plan.

(u) “M&A” means the currently effective memorandum of association and articles of association of the Company, as amended from time to time.

(v) “Ordinary Shares” means the ordinary shares with no par value of the Company.

(w) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(x) “Parent” means any company (other than the Company) in an unbroken chain of companies ending with the Company, if each of the companies (other than the Company) owns or Controls shares or stock possessing 50% or more of the total combined voting power of all classes of shares or stock in one of the other companies in such chain. A company that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(y) “Person” means any individual, corporation, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, enterprise, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

(z) “Plan” means this 2025 Equity Incentive Plan.

(aa) “Related Entity” means any Parent or Subsidiary or Affiliate of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary or an Affiliate of the Company holds a substantial ownership interest, directly or indirectly. “Substantial ownership interest” means direct or indirect ownership of 10% or more of the outstanding voting securities or equity interests of such entity.

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(bb) “Restricted Share” means a Share issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator and as may be set forth in this Plan and/or the applicable Award Agreement. Restricted Shares may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company, (ii) past services to the Company, its Parent, or any Subsidiary, or (iii) any other form of legal consideration (including future services) that may be acceptable to the Administrator, in its sole discretion, and permissible under Applicable Laws.

(cc) “Restricted Share Units” means an Award which is an unfunded and unsecured promise to deliver cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator that may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator.

(dd) “SAR” means a share appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Ordinary Shares.

(ee) “Share” means an Ordinary Share of the Company.

(ff) “Spin-off Transaction” means a distribution by the Company to its shareholders of all or any portion of the securities of any Subsidiary of the Company.

(gg) “Subsidiary” means with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interests in whose profits or capital, are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity; or (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with U.S. GAAP.

(hh) “Trading Day” means a day that the primary stock exchange (or share exchange), national market system, or other trading platform, as applicable, upon which the Shares are listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

(ii) “U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the U.S. Code herein will be a reference to any successor or amended section of the U.S. Code and shall include any Treasury regulations or other guidance thereunder.

(jj) “U.S.” means the United States of America.

3. Shares Subject to the Plan.

(a) The Shares to be issued pursuant to the Awards under this Plan shall be authorized, but unissued Ordinary Shares. The Shares subject to the Plan may also consist of treasury Shares held by the Company or Shares repurchased or acquired by the Company in any manner.

(b) Subject to Section 10 of this Plan, the maximum aggregate number of Shares that may be reserved and available for issuance pursuant to Awards under the Plan shall at no time exceed ten percent (10%) of the Company’s total issued and outstanding Ordinary Shares (on an as-issued and outstanding basis, excluding treasury Shares) as in effect from time to time.

(c) Any Shares covered by an Award (or portion of an Award) which are forfeited, canceled or expire (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall again become available for future grant under the Plan. To the extent not prohibited by the Applicable Laws and the listing requirements of the applicable stock exchange or national market system on which the Ordinary Shares are traded, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise or settlement of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

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(d) Subject to adjustment upon changes in capitalization of the Company as provided in Section 10, the number of Shares available for issuance under this Plan will be increased automatically on the first day of each Fiscal Year beginning with the Fiscal Year ending December 31, 2026 and continuing until (and including) the Fiscal Year ending December 31, 2036, in an amount equal to the lesser of (i) two percent (2%) of the aggregate number of Ordinary Shares issued and outstanding on the last day of the immediately preceding Fiscal Year and (ii) a number of Shares determined by the Administrator, provided that at no time shall the total number of Shares reserved and available for issuance pursuant to Awards under this Plan exceed ten percent (10%) of the Company’s total issued and outstanding Ordinary Shares (excluding any treasury Shares held by the Company) from time to time.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration. The Plan shall be administered by the Administrator.

(ii) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws and approved by the Administrator.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the type and the number of Awards to be granted, the number of Shares and the amount of consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan, to amend terms of the Award Agreements;

(v) to determine or alter the terms and conditions of any Award granted hereunder (including without limitation the vesting schedule and exercise price set forth in the Award Agreements);

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award in material aspects shall not be made without the Grantee’s written consent;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to establish, prescribe, amend and rescind rules and terms of or relating to the Plan, including rules and terms relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to determine the Fair Market Value;

(x) to execute on behalf of the Company any instrument required to effect the grant of an Award;

(xi) to require a Grantee to provide representations or evidence that any currency used to pay the exercise or purchase price of any Award was legally acquired and taken out of the jurisdiction in which the Grantee resides in accordance with the Applicable Laws;

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(xii) to correct any defect, omission or inconsistency in the Plan or any Award Agreement; and

(xiii) to take such other action, not inconsistent with the terms of the Plan and the Applicable Laws, as the Administrator deems appropriate.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all persons, including each Grantee and any other holders of an Award.

(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or Employees of the Company or a Related Entity, members of the Board and any Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by Applicable Laws and in the manner approved by the Administrator, on an after-tax basis, against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such Person is liable for gross negligence, dishonesty, fraud, bad faith, willful default or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such Person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards may be granted to Employees, Directors and Consultants. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to grant an Award to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR or similar right with a fixed or variable price which may be related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. An Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the number of Shares to be covered by such Award, the identities of Grantees, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. Each Award shall be subject to the terms of an Award Agreement approved by the Administrator. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified performance criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

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(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company, its Parent, or any Subsidiary acquiring another entity, an interest in another entity or an additional interest in any Subsidiary whether by merger, share purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award (subject to compliance with Section 409A of the U.S. Code for an Award held by a U.S. taxpayer), satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award, subject to compliance with the Applicable Laws and approval by the Administrator (an “Early Exercise”). Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction or forfeiture provisions the Administrator determines to be appropriate. If the Grantee who Early Exercises an Option is a U.S. taxpayer, the Administrator may require the Grantee to make an election under Section 83(b) of the U.S. Code (the “Section 83(b) Election”) within 30 days following the date of Early Exercise, and the Grantee shall provide to the Company a copy of the timely filed Section 83(b) Election.

(h) Term of Award. The term of each Award shall be the term stated in the Award Agreement, not to exceed ten (10) years from the date of grant. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(i) Post-Termination Exercises. The Administrator shall establish and set forth in each Award Agreement whether an Award shall continue to be exercisable, and the terms and conditions of such exercise, after the Grantee’s Continuous Service is terminated, any of which provisions may be waived or modified by the Administrator at any time.

(j) Transferability of Awards. Subject to the Applicable Laws, Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, only to the extent and in the manner approved by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. Subject to the provisions of the Plan and the Applicable Laws, the exercise or purchase price, if any, for an Award shall be determined by the Administrator. Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

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(b) Consideration. Subject to the provisions of the Plan and the Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) to the extent permitted by the Administrator, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise or purchase price of the Shares as to which said Award shall be exercised or purchased;

(iv) to the extent permitted by the Administrator, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver any certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other Person until such Grantee or other Person has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under any Applicable Laws. The Grantee shall be responsible for all taxes associated with the receipt, vest, exercise, transfer and disposal of the Awards and the Shares. Upon exercise of an Award, the Company and/or the Related Entity which is an employer of the Grantee shall have the right to withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, as provided in Section 7(b). Until the Shares are issued (as evidenced by the appropriate entry on the register of members of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of an Award.

(b) No Exercise in Violation of Applicable Laws. Notwithstanding the foregoing, regardless of whether an Award has otherwise become exercisable, the Award shall not be exercised if the Administrator (in its sole discretion) determines that an exercise would violate any Applicable Laws or the M&A. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with the M&A and all Applicable Laws (including all relevant filings, approvals and registrations (if any) required under the laws of Singapore and the British Virgin Islands).

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9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise or settlement of an Award unless the exercise of such Award and the issuance and delivery of Shares pursuant thereto shall comply with all Applicable Laws, the M&A and the relevant Award Agreement, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the Person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by Applicable Laws.

(c) As a condition to the exercise of an Award, the Grantee shall grant a power of attorney to the Administrator or any Person designated by the Administrator to exercise the voting rights with respect to the Shares and the Company may require the Person exercising such Award to acknowledge and agree to be bound by the provisions of the then effective M&A and other documents of the Company in relation to the Shares (if any), as if the Grantee is a holder of Ordinary Shares thereunder.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any Fiscal Year, and the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (a) any increase or decrease in the number of issued Shares resulting from a share subdivision, share consolidation, share dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (b) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (c) as the Administrator may determine in its discretion, any other transaction with respect to Ordinary Shares including a corporate merger, consolidation, acquisition of property or equity, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. In the event of a Spin-off Transaction, the Administrator shall make such adjustments and take such other action as it deems appropriate, in its sole discretion, with respect to outstanding Awards under the Plan, including but not limited to: (i) adjustments to the number and kind of Shares, the exercise or purchase price per Share and the vesting periods of outstanding Awards, (ii) prohibit the exercise of Awards during certain periods of time prior to the consummation of a Spin-off Transaction, or (iii) the substitution, exchange or grant of Awards to purchase securities of the Subsidiary.

11. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board (the “Effective Date”). No Award shall be granted under this Plan after the tenth anniversary of the Effective Date. However, unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend this Plan, shall extend beyond such date.

12. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend (including extend the term of the Plan), suspend or terminate the Plan; provided, however, that no such amendment, suspension or termination shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws or if such amendment would change any of the provisions of this Section 12(a).

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(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Unless otherwise determined by the Administrator in good faith, the suspension or termination of the Plan shall not materially adversely affect any rights under Awards already granted to a Grantee.

(d) In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Grantee with outstanding Awards as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Grantee to have the right to exercise his or her Awards, to the extent applicable, until 10 days prior to such transaction as to all of the Shares covered by his or her Award, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action. In the event that a notice is given by the Company to its members to convene a general meeting for the purposes of considering, and if thought fit, approving a resolution to voluntarily wind-up the Company, the Company shall on the same date or soon after it dispatches such notice to the members of the Company give notice thereof to all Grantees with outstanding Awards (together with a notice of the existence of the provisions of this Section 12(d)) and thereupon, each Grantee (or his or her legal personal representative(s)) shall be entitled to exercise all or part of his or her Awards at any time not later than three (3) business days prior to the proposed general meeting of the Company by giving notice in writing to the Company, accompanied by a remittance for the full amount of the aggregate exercise price for the Shares in respect of which the notice is given whereupon the Company shall as soon as possible and, in any event, no later than the business day immediately prior to the date of the proposed general meeting referred to above, issue the relevant Shares to the Grantee credited as fully paid. All Awards to the extent unexercised or unvested prior to the commencement of the liquidation or winding-up of the Company shall, upon the commencement of such liquidation or winding-up, automatically terminate and lapse.

13. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares authorized but unissued as shall be sufficient to satisfy the requirements of the Plan. The total number of Shares reserved and available for issuance under the Plan shall not at any time exceed the number of Shares which the Company is authorized to issue under its M&A.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

15. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the U.S. Employee Retirement Income Security Act of 1974, as amended.

16. Vesting Schedule. The Awards to be issued to any Grantee under the Plan shall be subject to the vesting schedule as specified in the Award Agreement of such Grantee. The Administrator shall have the right to adjust the vesting schedule of the Awards granted to any Grantees.

17. Unfunded Obligation. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

18. Holding Company, Trustee, etc. Notwithstanding anything to the contrary in this Plan, any Award Agreement, any notice of award or the terms on which any Award is granted or vested, any Shares underlying an Award may, at the Administrator’s sole discretion, be held by one or more holding companies or trustees or other nominees (collectively, the “Trustees”) as designated by the Administrator for the Grantees, and the Plan may be implemented and administrated by the Administrator through the Trustees.

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19. Entire Plan. This Plan and the individual Award Agreements, together with all the exhibits hereto and thereto, constitute and contain the entire share incentive plan and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, memorandum, duties or obligations between any Grantee and the Company respecting the subject matter hereof.

20. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

21. Non-Uniform Treatment. The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among the Grantees. Without limiting the generality of the foregoing, the Administrator will be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Award Agreements.

22. No Fractional Shares. No fractional Shares will be issued or delivered pursuant to the Plan. Except as otherwise provided in the Plan or applicable Award Agreement, the Administrator will determine whether cash, additional Awards or other securities or property will be issued or paid in lieu of fractional Shares or whether any fractional Shares should be rounded, forfeited or otherwise eliminated.

23. Forfeiture Events. The Administrator may specify in an Award Agreement that the Grantee’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Grantee’s status as an Employee, Director and/or Consultant for Cause or any specified action or inaction by the Grantee, whether before or after such termination of employment and/or other service, that would constitute Cause for termination of such Grantee’s status as an Employee, Director and/or Consultant. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy adopted by the Company and in effect as of the date of grant or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of the U.S. or other Applicable Laws or the M&A (the “Clawback Policy”). The Administrator may require the Grantee to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws and the M&A, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 23 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of the Grantee to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Related Entity.

24. Choice of Law. The Plan will be governed by and construed in accordance with the internal laws of the British Virgin Islands (Company’s home country) , without reference to any choice of law principles.

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